Registration No. 333-181341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

US-BLH BIO-ENGINEERING INT’L, INC.

(Exact name of registrant as specified in its charter)

California	3531	45-2724562
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

699 Serramonte Blvd. Ste 212

Daly City, CA 94015

(650) 530-0699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold P. Gewerter, Esq. Ltd.

5440 W. Sahara #105

Las Vegas, NV 89146

Ph: (702) 382-1714

Fax: (702) 382-1759

Email: harold@gewerterlaw.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Harold P. Gewerter, Esq. Ltd.

5440 W. Sahara #105

Las Vegas, NV 89146

Ph: (702) 382-1714

Fax: (702) 382-1759

Email:harold@gewerterlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.     X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee (3)

Selling Shareholders – Common Stock	19,500,000	$0.02	$390,000	$44.69

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.02 per share until the prices of our common stock are quoted on the OTCPK and thereafter at prevailing market prices or privately negotiated prices.

SUBJECT TO COMPLETION, DATED December 10, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

US-BLH BIO-ENGINEERING INT’L, INC.

19,500,000 Shares of Common Stock

This prospectus will allow 193 selling shareholders to sell 19,500,000 shares of common stock which proceeds will not be available for use by the company.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the Over-The-Counter Pink Sheets (“OTCPK”) maintained by the Financial Industry Regulatory Authority (“FINRA”) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCPK, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCPK will be approved.

Selling stockholders will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2012.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	7
Cautionary Note Regarding Forward-Looking Statements	17
Use of Proceeds	18
Capitalization	18
Dilution	18
Market for Common Equity and Related Stockholder Matters	19
Description of Business and Property	19
Management’s Discussion and Analysis of Financial Condition and Results of Operations	20
Our Management	22
Security Ownership of Certain Beneficial Owners and Management	24
Certain Relationships and Related Party Transactions	24
Description of Capital Stock	25
Selling Stockholders	26
Plan of Distribution	29
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	33
Legal Opinion	33
Experts	33
Interests of Named Experts and Counsel	33
Additional Information	33
Index to Financial Statements	F-2
Report of Independent Registered Public Accounting Firm	F-3
Part II – Information Not Required in Prospectus	II-1
Signatures	II-3

Unless otherwise specified, the information in this prospectus is set forth as of December 10, 2012, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to US-BLH BIO-ENGINEERING INT’L, INC. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was formed on AUGUST 6, 2010 in the State of California. The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

Business Strategy

We are a development stage company. The Company will be a medicinal production equipment exporter. We will sell production equipment to buyers on an international basis. We will be working closely with Longshengbeiyao Bio-Engineering Co., Ltd., in Harbin, PRC, and will work towards modernizing production technology to make sure that individuals and producers the world over may economically produce certain medical products. Much of our early success will depend on our relationship with Longshengbeiyao Bio-Engineering Co., Ltd., which currently occupied 50,000 square meters of land, has 30,000,000 RMB in registered capital, and total assets of 100,000,000. Total plant square footage is currently 16,000 square meters. The main product of said company is antihypertensive drugs based on tortoise shell extracts. The agreement between the Company and Longshengbeiyao Bio-Engineering Co., Ltd  “merely creates a trading relationship” with our potential joint venture partner and lays out the intent of the partners for the terms of a joint venture The Company has not yet generated any revenues. The agreement confirms their mutual intent to identify and work for certain projects together in the next 20 years.   There is no time limit for the start of the Joint Venture and the agreement merely creates a trading relationship at this time.   If the parties enter into a formal Joint Venture in the future the registrants percentage will be 21.65% of the Joint Venture.    The trading partner is a well established entity in the PRC operating and generating revenue for a number of years.

On August 8, 2011, California State Senate Republican Caucus Chairman Bob Huff sent a letter to Wen Hua Zhao of the PRC Heilongjiang Province Department of Commercial Affairs, inviting an official delegation from Heilongjiang Province, China to visit California in the Fall of 2011. The letter made explicit that the invitation was extended to twenty-four listed individuals. Mr. Huff made clear that the delegation's purpose was to encourage culture, trade, economic and business exchange between the United States and China, and that the letter could be used for visa applications at a consulate.

As the company would benefit from the fostering of culture, trade, economic and business exchange to which Mr. Huff referred, it was decided that the company would take part in sponsoring the delegation's visit. Such sponsorship is hoped to improve the name-recognition of the company, and to encourage goodwill among potential customers, vendors, etc., in the future. To that end, the company has helped pay for a portion of the expenses incurred by the delegation.

Several U.S. cities were visited, including New York, Buffalo, Pittsburgh, Los Angeles, and San Francisco. Members of the delegation learned much useful information about local culture, entrepreneurial practices, and academics. The company paid for portions of the travel costs, including airfare and automobile expenses. The company has helped pay for a portion of the costs of boarding. In certain cities, dinner receptions were held in honor of the delegation members. In San Francisco, for example, a dinner reception was held on October 26, 2011. Officers and/or representatives of the company were present at that event. The corporation paid for a portion of the cost involved in renting the space, and preparing for the event: food, planning, decorations, etc.

Additionally, there was an important meeting on March 26, 2012 in Hong Kong discussing the development of the company, and of commerce with Heilongjiang Province. The meeting discussed cooperation between US-based companies and China-based companies. Heilongjiang Province government officials attended, as did officers of the company, flying to Hong Kong. Airfare, other travel expenses, and lodging, were borne by the corporation.

Officials from the registrant attended these events which lead the to signing of the cooperation agreement.  These events were costly formal official ceremonies and heavily attended.   The registrant can provide the commission with pictures of its officials at these events should the Commission deem it necessary.   The Company has continued to foster these relationships to narrow down the types and specifications of products which will have the greatest interest and revenue generation possibilities in the PRC.

Other companies with relations to our promoter and who are funded by our shareholder, Monica Dong, were among the companies participating including but not limited to US-Ruquan Dairy Production Int’l, Inc., US-Feiwo Agricultural Industry International, Inc., US-DADI Fertilizer Industry International, Inc., US-PS Energy Save Construction Material Int’l, Inc., US-HM Straw Construction Material Int‟l, Inc., US-LBJ Husbandry Industry Int’l, Inc., US-Lujia Pharmaceutical Industry International, Inc., US-TH Energy Science & Technology Int’l, Inc., US-Tianxia Software Technology International, Inc., US-TQ Beverage Products Int’l, Inc. all of whom have filed registration statements with the SEC.

The Company has an accumulated deficit of $83,362 since inception and our auditors issued a going concern opinion in its December 31, 2011 audit.

Our executive offices are located at 699 Serramonte Blvd. Ste 212, Daly City, CA 94015. Our telephone number is (650) 530-0699.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivilant of Form 10 information by the Company with the SEC.

The Offering

This prospectus covers up to 19,500,000 shares to be sold by our selling shareholders who will sell at a fixed price of $0.02 per share until the prices of our common stock are quoted on the OTCPK and thereafter at prevailing market prices or privately negotiated prices.

ABOUT THIS OFFERING

Securities Being Offered

Up 19,500,000 shares of common stock of US-BLH BIO-ENGINEERING INT’L, INC. to be sold by selling shareholders who will sell at a fixed price of $0.02 per share. The selling shareholders in this offering are underwriters.

Initial Offering Price	Up 19,500,000 shares of common stock of US-BLH BIO-ENGINEERING INT’L, INC. to be sold by selling shareholders at a fixed price of $0.02 per share.

Terms of the Offering	The selling shareholders will sell at a fixed price of $0.02 per share.

Termination of the Offering	The offering will conclude when the selling shareholder have sold all of the 19,500,000 shares of common stock offered by them.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in August 2010 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.  The Company has not yet sold any products commercially and has not yet generated any revenue.

We are a shell company which may limit the tradability of shares under Rule 144.

The Company is a Shell Company as defined by Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. Rule 144 will not be available for resales of our securities until we cease to be a shell company. As a shell company we will not be eligible to use Form S-8 or Form S-3.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($83,362) as of September 30, 2012 and we expect to continue to incur significant set up and marketing expenses in the foreseeable future related to the completion of development and commercialization.  As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2012 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

The Company does not have sufficient funds to meet its requirments for the next 12 months.

The company does not currently have sufficient funds to meet its requirements for the next 12 months. The Company will be mainly in the set up and fund raising mode for the next 12 months and thus needing funding will be gained through sales of equity, debt or related party loans.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our subsidiary’s business grows, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

Foreign Officers and Directors could result in difficulty enforcing rights.

The officers and directors of the Company are located in China and as such investors may have difficulty in enforcing their legal rights under the United States securities laws.

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The global market and economic conditions during the years 2008 through 2012 are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels.

The PRC economy faces challenges. The PRC government has implemented various measures to curb inflation. If economic growth continues to slow or the economic downturn continues, our business and results of operations may be materially and adversely affected.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, employees and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We will not own 100% of the equity interests in the potential Joint Venture, which may not be as stable and effective in providing operational control as 100% ownership, and potential exists for conflict of interests.

We operate our business through our future joint venture arrangement with Longshengbeiyao Bio-Engineering Co., Ltd. The Company entered a cooperation agreement to form a joint venture with an unrelated foreign company on March 2, 2012. The agreement confirms their mutual intent to identify and work for certain projects together in the next 20 years.The agreement “merely creates a trading relationship” with our potential joint venture partner and lays out the intent of the partners for the terms of a joint venture. If there are disagreements between Longshengbeiyao Bio-Engineering Co., Ltd. and us regarding the business and operations of the Joint Venture, we cannot provide any assurance that we will be able to resolve those disagreements in a manner that will be in our best interests. In addition, Longshengbeiyao Bio-Engineering Co., Ltd. may (i) have economic or business interests or goals that are inconsistent with ours; (ii) take actions contrary to our instructions, requests, policies or objectives; (iii) be unable or unwilling to fulfill its obligations; (iv) have financial difficulties; or (v) have disputes with us as to the scope of its responsibilities and obligations. Any of these and other factors may materially and adversely affect the performance of the Joint Venture, which may in turn materially and adversely affect our financial condition and results of operations.

Any failure by the future Joint Venture to perform its obligations pursuant to applicable third party contractual arrangements would have a material adverse effect on our business and financial condition.

If the future Joint Venture fails to perform its obligations pursuant to applicable third party contractual arrangements, we may have to incur substantial costs in connection with any dispute resolution regarding enforcement of those arrangements and rely on legal remedies available pursuant to applicable PRC laws.  All of these contractual arrangements are governed by PRC law. The Company entered a cooperation agreement to form a joint venture with an unrelated foreign company on March 2, 2012. The agreement confirms their mutual intent to identify and work for certain projects together in the next 20 years.The agreement “merely creates a trading relationship” with our potential joint venture partner and lays out the intent of the partners for the terms of a joint venture. The legal environment in China is not as developed as in some other jurisdictions, such as the United States.

If the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws and regulations by the Joint Venture, the Joint Venture terminates the contractual arrangements, or the Joint Venture fails to perform its obligations pursuant to those contractual arrangements, the Joint Venture’s business operations would be materially disrupted and our revenue could decrease substantially.

In addition, if all or part of the Joint Venture’s assets become subject to liens or rights of third party creditors, the Joint Venture may be unable to continue some or all of its business, which could materially and adversely affect our financial condition and results of operations. If the Joint Venture becomes subject to a voluntary or involuntary liquidation proceeding, its unrelated third-party creditors may claim rights to some or all of its assets, which could materially harm our business and our ability to generate revenue and cause the market price of our common stock to decline significantly.

We do not have a set date for the starting of the Joint Venture making the date of the start of operations uncertain.

We do not have a set date for the starting of the Joint Venture making the date of the start of operations uncertain and thus the Company may never have any revenues.

Unmerited legal actions or threats by our employees, consultants or other associates in an attempt to extract payments or benefits from us could have an adverse effect on our business and reputation.

In recent years, as the number of foreign companies doing business in China has increased, there has been an increasing number of unmerited legal actions and threats by current and former employees, consultants or other associates of these companies, in an attempt to extract payments or benefits from them. We may face increasing risks of similar legal actions and threats. Although we expect to vigorously defend ourselves against any such actions if we believe they are frivolous, we cannot provide any assurance that we will prevail in those actions, or will not be subject to any material liability as a result of those actions. Furthermore, regardless of success in our legal defenses, those actions and the threats of those actions would probably be time-consuming and expensive to resolve and would divert our management’s time and attention. Our reputation and profitability may also be harmed as a result.

We depend upon the Joint Venture’s acquisition and maintenance of licenses to conduct its business in the PRC.

In order to conduct its business, the Joint Venture will be required to obtain and maintain various licenses from the appropriate Chinese government authorities, including general business licenses and permits specific to its operations.  We can provide no assurance that the Joint Venture will be successful in obtaining all of the appropriate licenses and permits to conduct its business.  Nor can we provide any assurance that if those licenses or permits are acquired, those licenses and permits will be renewed.

The PRC government may amend relevant laws and discontinue approval of renewal of certain licenses or permits.  Further, fees for such licenses or permits may increase in the future.  The Joint Venture’s failure to obtain or maintain those licenses or permits and any change of the relevant PRC laws regarding the appropriate licenses or permits to the Joint Venture’s disadvantage will have a material adverse impact on our business and financial condition.  Also, if increasing compliance costs associated with governmental standards and regulations restrict or prohibit any part of the Joint Venture’s operations, it may adversely affect our profitability.

Material weaknesses in our internal controls and financial reporting, and our lack of a chief financial officer with sufficient U.S. GAAP experience may limit our ability to prevent or detect financial misstatements or omissions.  As a result, our financial reports may not be in compliance with U.S. GAAP.  Any material weakness, misstatement or omission in our financial statements will negatively affect the market and the price of our stock, which could result in significant loss to our investors.

None of the members of our current management has experience managing and operating a public company, and they rely in many instances on the professional experience and advice of third parties. While we are obligated to hire a qualified chief financial officer to enable us to satisfy our reporting obligations as a U.S. public company, we do not have a chief financial officer with any significant U.S. GAAP experience presently. Although we are actively seeking such a chief financial officer, qualified individuals are often difficult to find, or the individual may not have all of the qualifications that we require. Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act of 2002. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

We conduct our business by means of a joint venture arrangement. If the Chinese government determines that this arrangement does not comply with applicable regulations, our business could be adversely affected. If the PRC regulatory agencies determine that the agreements that establish the structure and relationship for operating our business in China do not comply with PRC regulatory restrictions on foreign investment, we could be subject to severe penalties. In addition, changes in such Chinese laws and regulations may materially and adversely affect our business.

There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including, but not limited to, the laws, rules and regulations governing the validity and enforcement of the joint venture arrangement between Longshengbeiyao Bio-Engineering Co., Ltd Film and us.  Although we believe, based on our understanding of the current PRC laws, rules and regulations, the structure for operating our business in China (including the joint venture arrangement with Longshengbeiyao Bio-Engineering Co., Ltd Film) complies with all applicable PRC laws, rules and regulations and does not violate, breach, contravene or otherwise conflict with any applicable PRC laws, rules or regulations, we cannot assure you that the PRC regulatory authorities will not determine that such joint venture arrangement does not violate PRC laws, rules or regulations.  If the PRC regulatory authorities determine that our joint venture arrangement with Longshengbeiyao Bio-Engineering Co., Ltd Film is in violation of applicable PRC laws, rules or regulations, such joint venture arrangement may become invalid or unenforceable, which will substantially affect our operations adversely.

The Chinese government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted by relevant governmental agencies may be revoked at a later time by other regulatory agencies. We cannot predict the effect of the interpretation of existing or new Chinese laws or regulations on our business. Any of these or similar actions could significantly disrupt our operations or restrict us from conducting a substantial portion of our operations, which could materially and adversely affect our business, financial condition and results of operations.

Non-compliance with the social insurance and housing fund contribution regulations in the PRC could lead to imposition of penalties or other liabilities.

The PRC governmental authorities have passed a variety of laws and regulations regarding social insurance and housing funds, such as the Regulation of Insurance for Labor Injury, the Regulation of Insurance for Unemployment, the Provisional Insurance Measures for Maternity of Employees, Interim Provisions on Registration of Social Insurance, Interim Regulation on the Collection and Payment of Social Insurance Premiums, Regulations on Management of Housing Fund and other related laws and regulations. Pursuant to these regulations, we will be required to obtain and renew the social insurance registration certificate and the housing fund certificate and make enough contributions to the relevant local social insurance and housing fund authorities for our PRC employees. Failure to comply with such laws and regulations would subject us to various fines and legal sanctions and supplemental contributions to the local social insurance and housing fund authorities. The Companies funding requirements will be funded through equity, debt or related party loans.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

If we are unable to retain key personnel, it will have an adverse effect on our business.  We do not maintain “key man” life insurance policies on our key personnel.

The conduct of our business is dependent on retaining the services of qualified personnel.  The loss of key management, the inability to secure or retain such key personnel with unique knowledge of our business or our inability to attract and retain sufficient numbers of other qualified personnel would adversely affect our business and could have a material adverse effect on our business, operating results, and financial condition.

We do not have “key man” life insurance policies for any of our key personnel.  If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

Risks Related to Doing Business in China

The PRC Labor Contract Law and its implementing rules may adversely affect our business and results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the Labor Contract Law, which became effective on January 1, 2008.  On September 18, 2008, the State Council adopted the implementing rules for the Labor Contract Law, which became effective upon adoption.  This labor law and its implementing rules have reinforced the protection for employees, who, under the existing PRC Labor Law, already have certain rights, such as the right to have written labor contracts, the right to enter into labor contracts with no fixed terms under specific circumstances, the right to receive overtime wages when working overtime, and the right to terminate or alter terms in the labor contracts.  In addition, the Labor Contract Law and its implementing rules have made some amendments to the existing PRC Labor Law and added some clauses that could increase cost of labor to employers.  For example, under the Labor Contract Law, employers are required to base their decisions to dismiss employees on seniority, as opposed to merit, under certain circumstances.  As the Labor Contract Law and its implementing rules are relatively new, there remains significant uncertainty as to their interpretation and application by the PRC government authorities.  At this time there are no operations of the registrant in the PRC but in the future employees such as a sales force or marketing may be employed in the PRC and such labor laws would increase our labor cost and thus lower the registrants profitability. In the event that we decide to significantly reduce our workforce, the Labor Contract Law and its implementing rules could adversely affect our ability to effect these changes cost-effectively or in the manner we desire, which could lead to a negative impact on our business and results of operations.

Due to the nature of our business, we will be subject to certain environmental regulation in the PRC.

Our operations are subject to environmental and safety regulation in the PRC. Such regulation covers a wide variety of matters, including, without limitation, prevention of waste, pollution and protection of the environment, labor regulations and worker safety. In particular, the acceptable level of pollution and the potential clean-up costs and obligations and liability for toxic or hazardous substances for which we may become liable as a result of our activities may be impossible to assess against the current legal framework and current enforcement practices of the PRC. In addition, environmental legislation and permit regimes are likely to evolve in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened degree of responsibility for companies and their directors and employees.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

A significant portion of our business operations is conducted in the PRC. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 30 years or so, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. While some of these measures benefit the overall PRC economy, they may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, the PRC government still owns a substantial portion of productive assets in China. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. Actions and policies of the PRC government could materially affect our ability to operate our business, which could adversely affect our business.

We face risks related to health epidemics, severe weather conditions and other catastrophes, which could materially and adversely affect our business.

Our business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome, or SARS, another health epidemic, severe weather conditions or other catastrophes. In April 2009, Influenza A (H1N1), a new strain of flu virus commonly referred to as “swine flu,” was first discovered in North America and quickly spread to other parts of the world, including China. In January and February 2008, a series of severe winter storms inflicted extensive damages and significantly disrupted people’s lives in large portions of southern and central China. In May 2008, an earthquake measuring 8.0 on the Richter scale hit Sichuan Province in southwestern China, causing huge casualties and property damages. Because the vast majority of our business operations is conducted in China and rely heavily on the efforts of persons residing in China, any prolonged recurrence of avian flu or SARS, or the occurrence of other adverse public health developments such as influenza A (H1N1), severe weather conditions, such as the massive snow storms in January and February 2008, and other catastrophes, such as the Sichuan earthquake, may significantly disrupt our operations, thus causing a material and adverse effect on our business.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our joint venture relationship with Longshengbeiyao Bio-Engineering Co., Ltd. in China. Our operations in China are governed by PRC laws and regulations. Accordingly, we are generally subject to laws and regulations applicable to foreign investments in China. The PRC legal system is based on written statutes. Prior court decisions may be used for reference, but have limited precedential value.

Although since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties that could limit the reliability of the legal protections available to us. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We cannot predict the effects of future developments in the PRC legal system. We may be required in the future to procure additional permits, authorizations and approvals for operations, which may not be obtainable in a timely fashion or at all. An inability to obtain such permits or authorizations may have a material adverse affect on our business, financial condition and results of operations.

Any deterioration of political relations among the United States and the PRC could impair our operations.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations. Such a change could lead to a decline in our profitability. Any weakening of relations among the United States and the PRC could have a material adverse effect on our operations.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The value of the RMB against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in significant appreciation of the RMB against the U.S. Dollar since that change. However, under the current global financial and economic conditions, it is impossible to predict with any certainty how the RMB will move vis-à-vis the U.S. Dollar in the future.

We will rely entirely on distribution of funds paid to us as our share of the profits of the Joint Venture, which has its operations in China. Any significant appreciation or depreciation of the RMB against the U.S. Dollar may affect our cash flows, revenues, earnings and financial position. For example, an appreciation of the RMB against the U.S. Dollar would make any new RMB-denominated investments or expenditures more costly to us, to the extent that we are required to convert U.S. Dollars into the RMB for such purposes. Conversely, a significant depreciation of the RMB against the U.S. Dollar may significantly reduce the U.S. Dollar equivalent of our reported earnings and adversely affect the price of our common stock.

Compensation for our future employees may make us potentially less profitable.

In recent years, compensation in various industries in China has increased and may continue to increase in the future. In order to attract and retain skilled personnel, we may need to increase the compensation of our employees. Compensation may, also, increase as inflationary pressure increases in China. In addition, under the Regulations on Paid Annual Leave for Employees, which became effective on January 1, 2008, employees who have served more than one year for a specific employer are entitled to a paid vacation ranging from 5 to 15 days, depending on length of service. Employees who waive such vacation time at the request of employers must be compensated for three times their normal salaries for each waived vacation day. This mandated paid-vacation regulation, coupled with the trend of increasing compensation, may result in increase in our employee-related costs and expenses and decrease in our profit margins.

PRC regulation of direct investments in PRC entities by offshore companies may delay or prevent us from contributing our funds to the Joint Venture.

Any funds we contribute to the Joint Venture may be subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations regarding foreign-invested enterprises in China, capital contributions to the Joint Venture may be subject to the approval of the PRC Ministry of Commerce or its local branches. Such authorities are required to conclude the approval process regarding capital contribution within 30 days. There is no statutory requirement in the PRC to complete such registration process within certain time period. The PRC government does not charge any fee for any of the foregoing approvals and registrations process.

In addition, on AUGUST 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. Circular 142 requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC, unless specifically provided for otherwise in its business scope. In addition, the State Administration of Foreign Exchange (“SAFE”) strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. The use of such RMB fund may not be changed without approval from SAFE or its local counterparts. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations.

We cannot provide any assurance that we will be able to obtain the required government registrations or approvals on a timely basis, if at all, with respect to contributions made by us to the Joint Venture. If we fail to receive such registrations or approvals, our ability to contribute to the capital of the Joint Venture would be negatively affected, which would adversely and materially affect our business. As the registrant does not yet have funds to start the Joint Venture and only have established a trading relationship at this time, no application has been prepared or submitted to the PRC Ministry of Commerce for approval of the Joint Venture contribution.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both effective from January 1, 2008, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will be subject to enterprise income tax at the rate of 25% on its worldwide income. The implementing rules define the term “de facto management bodies” as establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore incorporated enterprise is located in China, which include all of the following conditions (1) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (2) the location where financial and human resource decisions are made or approved by organizations or persons; (3) the location where the major assets and corporate documents are kept; and (4) the location where more than half of all directors with voting rights or senior management have their habitual residence. However, the EIT Law and its implementing rules are relatively new and ambiguous in terms of certain definitions, requirements and detailed procedures, and currently no official interpretation or application of the “resident enterprise” definition is available. Therefore, it is unclear how PRC tax authorities will determine the tax residency of each company based on the facts and circumstances of the specific company. If we are treated as a resident enterprise for PRC tax purposes, we will be subject to PRC tax on our worldwide income at the 25% uniform tax rate, which could have an impact on our effective tax rate and an adverse effect on our net income and results of operations, although dividends distributed from our PRC subsidiaries to us could be exempt from PRC dividend withholding tax, since such income is exempted under the new EIT Law to a PRC resident recipient.

Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in Circular 82 may indicate the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by the PRC enterprises or PRC enterprise groups or individuals or by foreign individuals. If we were considered as a PRC “resident enterprise,” we would be subject to a PRC enterprise income tax on our worldwide income at a tax rate of 25%.

In addition, under the New EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable, unless otherwise reduced or exempted by relevant tax treaties,  to dividends paid by a PRC resident enterprise to investors that are “non-resident enterprises,” which do not have an establishment or place of business in the PRC, or which have such establishment or place of business, but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, if we are considered a “PRC resident enterprise”, any gain realized on the transfer of our common stock by investors is, also, subject to PRC tax, at a rate of 10% unless otherwise reduced or exempted by relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we were considered a PRC resident enterprise, it is unclear whether dividends paid on our common stock, or any gain realized from the transfer of our common stock, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. It is also unclear whether, if we are considered a PRC resident enterprise, holders of our common stock would be able to claim the benefit of income tax treaties or agreements entered into among China and other countries or areas. If dividends payable to our non-PRC investors, or gains from the transfer of our common stock by such investors are subject to PRC tax, the value of your investment in our common stock may be materially and adversely affected.

There are differences between PRC and U.S. Generally Accepted Accounting Principles.

Our profits will be derived from the business of the Joint Venture, which is established in the PRC. The profits available for distribution for companies established in the PRC are determined in accordance with PRC accounting standards, which may differ from the amounts determined under U.S. GAAP.  In the event that the amount of the profits determined under the PRC accounting standard in a given year is less than that determined under the U.S. GAAP, our results of operations may be affected adversely.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years, which has resulted in high rates of inflation and deflation.  This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  Significant inflation may, in the future, cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China.  Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect our business.

We may be restricted from freely converting the Renminbi (“RMB”) to other currencies in a timely manner.

At the present time, the RMB is not a freely convertible currency.  We will receive the vast majority of our revenue in RMB, which may need to be converted to other currencies, primarily U.S. dollars, in order to be remitted outside of the PRC.  Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises are no longer subject to the approval of State Administration of Foreign Exchange (“SAFE”), but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”).  “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services.  Distributions to Participants also are considered “current account transactions.”  Other non-current account items, known as “capital account” items, remain subject to SAFE approval.  Under current regulations, we can obtain foreign currency in exchange for RMB from swap centers authorized by the government.  No assurance can be given that foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict us from freely converting RMB in a timely manner.

Approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses. The PRC government may, also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Under our joint venture structure, the primary source of our income will be payments from the Joint Venture, which is subject to China law. Shortages in the availability of foreign currency may restrict the ability of the Joint Venture to remit sufficient foreign currency to make payments to us, or otherwise satisfy foreign currency denominated obligations. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency needs, our operations will be adversely affected.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE.  We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees under PRC laws.

In 2005, the PRC State Administration of Foreign Exchange (“SAFE”) promulgated regulations which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC legal person resident and/or natural person resident.  On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company”, also known as “Circular 78”.  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non-PRC listed company, such as us, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with, and obtain approvals from, SAFE prior to their participation in any such plan.

If we adopt an employee stock option plan or any other equity incentive plan and make stock option grants under any such plan to our officers, directors and employees, some of whom are PRC citizens, they may be required to register with SAFE.  If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity compensation plans who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.

SAFE regulations relating to offshore investment activities by PRC residents may increase our administrative burdens. If our shareholders who are PRC residents fail to make any required applications, registrations and filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

SAFE has promulgated several regulations, including Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Oversea Special Purpose Vehicles, or “Circular No. 75”, issued on October 21, 2005 and effective as of November 1, 2005 and certain implementation rules issued in recent years, requiring registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. These regulations apply to our shareholders and beneficial owners who are PRC residents.

Although we have requested our PRC shareholders to complete the SAFE Circular No. 75 registration, there is no assurance that all of our PRC shareholders will be able to comply with the requirements imposed by Circular 75. The failure or inability of our PRC shareholders to receive any required approvals or make any required registrations may subject us to fines and legal sanctions, limit our ability to make distributions or pay dividends, or affect our ownership structure, as a result of which our operations and our ability to distribute profits to you could be materially and adversely affected.

Contractual arrangements entered into may be subject to audits or challenges by the PRC tax authorities, and a finding that we may owe taxes could materially and adversely impact our financial condition and results of operations.

Under applicable PRC laws, rules and regulations, arrangements and transactions among related parties may be subject to audits or challenges by the PRC tax authorities. We cannot assure you that each of our transactions with Longshengbeiyao Bio-Engineering Co., Ltd Film will be regarded by the PRC tax authorities as arm’s-length transactions. The relevant tax authorities may determine that our contractual relationships with Longshengbeiyao Bio-Engineering Co., Ltd Film were not entered into on an arm’s-length basis. If the PRC tax authorities determine that any of those transactions are not on an arm’s length basis, or result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, the PRC tax authorities may adjust our income, expenses, profits and losses, which could in turn increase our tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties for underpaid taxes. Our net income may be adversely and materially affected if our tax liabilities increase or if it is found to be subject to late payment fees or other penalties.

Risks Relating to our Stock

The Offering price of $0.02 per share is arbitrary.

The Offering price of $0.02 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Pink Sheets or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Electronic Pink Sheets. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange. The Company intends to file a Form 8-A prior to the effectiveness of this registration to be fully reporting.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCPK. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Guozhi Wang, beneficially owns 64.5% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the  NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

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the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as anticipate,” “believe,” “plan,” “expect,”“future,”“intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

The Company will receive no proceeds from the sales as a result of this registration.

The following table sets forth our capitalization as of June 30, 2012, December 31, 2011 and September 31, 2010 as follows:

	December 31,	December 31,	September 30,
	2011	2010	2012

Total liabilities	$950	$332	$2,990

Stockholder’s deficit:
Common stock	82,500	-	82,500
Additional paid-in capital	-	-	-
Accumulated deficit	(65,104)	(332)	(83,362)
Total stockholders’ equity	17,396	(332)	2,128

Total capitalization	$17,396	$(332)	$2,128

DILUTION

The net tangible book value of our company as of September 30, 2012 was ($2,128) or ($0.00) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on June 30, 2012.

The following example shows the dilution to new investors at the offering price of $0.02 per share.  As none of the proceeds from the selling shareholders will be available to our company, our net book value of $2,128 and $(0.00) per shares will be unchanged by this offering.

The following table illustrates the per share dilution to purchasers hereunder:

Offering price per share	$0.02
Net tangible book value per share before and after this offering	$(0.0000)
Dilution per share to new stockholders	$0.02

% dilution per share to new stockholders	100%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. A public trading market may never develop.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of December 10, 2012, the Company has one hundred ninety four (194) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on August 6, 2010 in the State of California. The Company is not a blank check company and has no plans for any merger or acquisition. The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

Business Strategy

We are a development stage company. The Company is a medicinal production equipment exporter. We will sell production equipment to buyers on an international basis. We will be working closely with Longshengbeiyao Bio-Engineering Co., Ltd., in Harbin, PRC, and will work towards modernizing production technology to make sure that individuals and producers the world over may economically produce certain medical products. Much of our early success will depend on our relationship with. Longshengbeiyao Bio-Engineering Co., Ltd., which currently occupies 50,000 square meters of land in China, has 30,000,000 RMB in registered capital, and total assets of 100,000,000 per year. Its total plant square footage is currently 16,000 square meters. According to research, there is a market for antihypertensive drugs in China worth 2 billion USD. The rate of hypertension in China has reached the 30% mark among 35 – 74 year-olds, giving us a large market for antihypertensive drugs. The main product of said company is antihypertensive drugs based on tortoise shell extracts.

The Company entered a cooperation agreement to form a joint venture with an unrelated foreign company on March 2, 2012. The agreement between the Company and Longshengbeiyao Bio-Engineering Co., Ltd  “merely creates a trading relationship” with our potential joint venture partner and lays out the intent of the partners for the terms of a joint venture. The agreement confirms their mutual intent to identify and work for certain projects together in the next 20 years.   There is no time limit for the start of the Joint Venture and the agreement merely creates a trading relationship at this time.   If the parties enter into a formal Joint Venture in the future the registrants percentage will be 15.1% of the Joint Venture.    The trading partner is a well established entity in the PRC operating and generating revenue for a number of years.

The other party to the cooperation intent agreement was formed in 2003, has 135 employees, revenue 32 million yuan per year according to the company.  The company produces a Chinese herbal medicine capsul which is daily comsumed by many Chinese people for disease prevention and cure. Green industries are very popular and growing especially in the Heilongjiang Province in China.

The Chinese party to the cooperation agreement is located in Heilongjiang Province China.  The following are taken from “Overview of Green Food Industry in Heilongjiang China” provided by the Department of Commerce of Heilongjiang Province:

Heilongjiang, located in the northeast of China, is the Northernmost province and of the highest latitude in China, named after the largest river inside its territory.

Heilongjiang Habitats the cold temperate zone continental monsoon climate with an average temperature altering from -4degrees to 5degrees C, long winters, high temperature, abundant rainfall and long sunshine period in summers, which is appropriate for the growth of crops.  In addition, as Heilongjiang possesses one of the three world famous black soil zones, the organic content of the soil is higher than other parts of China, Black Soil, Chernozem and Meadow Soil occupying more than 70%  of its arable land, as a result, Heilongjiang is an important commodity grain base and green food processing base in China, the home of food crops like soybean, rice, corn, wheat and potato; and of economic crops like sugar beet, flax and cured tomato.  Being one of the key pasturing areas, Heilongjiang boasts 4.33-million-hectacre grasslands with high quality forage of high-value nutrition, proper for developing animal husbandry.

In the early 1990s, Heilong started to develop green food products.  Until 2011, the areas certified by Green Food standard have reached 4,287,000 hectacres, one quarter of the total areas in China; national-level standardized material production base of green food has extended to 3,4000,000 hectacres, half of the total amount in China; the total output of green food in Heilong has achieved 29,500,000 metric tons, the total output value over 100 billion rmb yuan; there are 520 green food manufacturers that can produce eight types of food including green rice, dairy and mountain products, etc.   Apart from that, there have been over 1200 green food sales outlets at home and more than 200 sales outlets at abroad, mostly in the US, Japan and Southeast Asia.  By the end of 2012, the certificated area of place of origin of green food will have reached 4,467,000 hectacres, a predicted output of 31,500,000 metric tons.

In 2009, green (organic) food processing enterprises in the province developed to 500, sales income reached RMB 28.5 billion Yuan.   15 green food products were awarded as “Famous Brand in China”.

Under the contract with Longshengbeiyao Bio-Engineering Co., Ltd. if the Joint Venture moves forward, the Company will be a 15.1% partner in a Joint Venture for the production of tablets, capsules, granules, and a series of health products and vegetable products.   The duties of the Company under the contract are a $1,000,000 capital contribution, to assist the purchase in the United States of the facilities and equipment needed in the project and shipped to Chinese ports, to assist in all relevant matters such as the purchase of machinery and equipment, and materials outside China commissioned by the parties, to provide the needed equipment for installation, debugging and trial production, as well as technical personnel, production and testing technicians, to train the technical personnel and workers required by the project, to assist and handle the related formalities for Chinese workers, of the project to enter the United States, and to be responsible for handling other matters entrusted by the partners.

We will work hard to scour the United States and elsewhere for companies producing the very best in the industrial-scale medicinal production equipment. It may take us several months to build a network of business contacts to facilitate the commencement of purchase of equipment. Once adequate efficiencies are achieved in logistics and supply, we may begin an international marketing campaign, at first maximizing the personal contacts of our founders, to guarantee a suitable market for our products.

The company plans especially to target the lucrative China market. According to research by our partner firm, there is a market for antihypertensive drugs in China worth 12 billion RMB. The incidence of hypertension in China has reached as much as 30% among 35 – 74 year-olds. The company will do well to take advantage of these burgeoning opportunities.

Developing an adequate knowledge-base in terms of the regulations governing import and export of such equipment, and the network of providers and manufacturers involved, will take some time. That is why we plan to spend a considerable amount of labor and effort in obtaining the requisite knowledge, and/or recruiting suitable personnel to do the job.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivilant of Form 10 information by the Company with the SEC.

Employees

As of December 10, 2012,  we had no employees, including management all work is done on a sub contract basis. We have no agreements with any of our management/subcontractors for any services.  We consider our relations with our subcontractors to be good. Our only subcontractor at this time is Integrated Creative Investment Consulting Group.

Description of Property

We currently lease office space at 699 Serramonte Blvd Ste 212, Daly City, CA 94015 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our development efforts increase. This unit is an office building and the office space is shared with 11 other companies.  The space is sufficient for our current space needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2011 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion because uncertainties raise doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Our specific goal is to profitably develop our knowledge base and human resources. We intend to accomplish the foregoing through the following milestones:

We will immediately hire an outside consultant to begin development of organization, including its human resources, and begin negotiations with equipment providers to develop our supplier network and transaction processing systems. The negotiation of service providers and the development and maintenance of the contacts, network and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our system will take approximately three months, and developing workable versions of our network infrastructure, shipping and transaction processing systems will take approximately six months. A detailed breakdown of the costs of developing our contacts, network and transaction processing systems will be available at a later date.

Liquidity and Capital Resources

As of December 31, 2011, we had $18,346 in current assets, consisting of $18,346 in cash, compared to $0 in current assets at December 31, 2010. As of September 30, 2012, we had $2,128 in current assets consisting of cash. Current liabilities at December 31, 2011, totaled $950 compared to $332 at December 31, 2010.  The current liabilities at December 31, 2011 consisted of accounts payable expenses of $950. At September 30, 2012, the total liabilities were $2,990. At December 31, 2010 the current liabilities consisted of accounts payable in the amount of $332.

The registrant has no specific plans to conduct any debt or equity offering. A shareholder has agreed to loan the registrant funds as needed to perform its business plan until such time as other funding is arranged or revenue produced. Such shareholder already has loaned the registrant funds as disclosed in the filing and the September 30, 2012 financials and notes thereto.  The Company entered a cooperation agreement to form a joint venture with an unrelated foreign company on March 2, 2012. The agreement confirms their mutual intent to identify and work for certain projects together in the next 20 years. There is no time limit for the start of the Joint Venture and the agreement merely creates a trading relationship at this time.

The cooperation agreement does not create any obligations other than to utilize best efforts to establish trade between the parties and to form an eventual joint venture agreement. The Company will be required to pay the $1 million capital contribution within 18 months of the formation of the formal Joint Venture.

Results of Operations for the Years Ended December 31, 2011 and 2010

Revenues

Revenues from continuing operations for the years ended December 31, 2011 and 2010 and the 3 and 9 month periods ended September 30, 2012 were $-0-.

Expenses

Expenses from continuing operations for the year ended December 31, 2011 and 2010 were $64,722 and $332. Expenses for the 3 month period ended September 30, 2012 were $2,924. Expenses for the 9 month period ended September 30, 2012 were $18,254.

The expenses for the year ended December 31, 2011 was made up of $41,981,53 in travel, $16,786.36 for gifts, $5,053.84 for meals and entertainment, $800 in income tax expenses, $100 in penalty fees and $50 in interest expense. Expenses for the 3 and 9 month periods ended September 30, 2012 were made up of legal, accounting, travel and meals.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured.

Research and Development. All market research and website development costs, including all related salaries, and facility costs are charged to expense when incurred.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents.

OUR MANAGEMENT

Officers, Directors and Advisors

The following is a description of our officers, directors as of December 10, 2012:

Executive Officers

Name	Age	Position
GUOZHI WANG		CEO, PRESIDENT, DIR.
BING CAO		CFO, TREASURER, DIR.
QINGWU GAO		SECRETARY, DIR.

Directors, Executive Officers, Promoters and Control Persons

GUOZHI WANG -- CEO, PRESIDENT, DIR.

Name	Guozhi Wang
Date of Birth	1/27/1986
Degree	Bachelor Degree

Employment History
Start	End	Description
2006	2009	Harbin Jianong Edible Mushroom Cultivation Farm
2009	2012	Harbin Longguangda Construction Engineering Co., Ltd.
2012		US-BLH BIO-ENGINEERING INT'L, INC.

BING CAO—CFO, TREASURER, DIR.

Name	Bing Cao
Date of Birth	12/5/1979
Degree	Bachelor Degree

Employment History
Start	End	Description
2000		Harbin Longli Medical Products Co., Ltd.
2004		Harbin Wande Technology Corporation
2008	2009	Harbin Jiapeng Agricultural Technology Development Co., Ltd.
2009	2012	Harbin Longguangda Construction Engineering Co., Ltd.
2012		US-BLH BIO-ENGINEERING INT'L, INC.

QINGWU GAO-- SECRETARY, DIR.

Name	Qingwu Gao
Date of Birth	5/24/1961
Degree	3 Year Technical College
Major	Financial Accounting

Employment History
Start	End	Description
1981	1997	Heilongjiang Engineering Geological and Hydrological Geological Survey Institute – Director of Finance, Accounting, Technology, and Engineering
1998	2001	Yuanda Medicinal – Financial Manager
2002	2004	Harbin Green Industry Co., Ltd. – Financial Manager
2005	2012	Heilongjiang Tianshunyuan Pure Foods Co., Ltd. – Financial Manager
2012		US-BLH BIO-ENGINEERING INT'L, INC.

Family Relationships.   There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics.   We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

None of our officers or directors have any felonies/bankruptcies or other actions of which disclosure is required.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Guozhi Wang, Chairman, Pres., Dir.	2012	$0	0	0	0	0	0	0	$0
	2011	0	0	0	0	0	0	0	0

Qingwu Gao, Sec., Dir.	2012	$0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

Bing Cao, CFO, Treas., Dir.	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

 Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 10, 2012.

Compensation of Non-Employee Directors. We currently have only non-employee directors and no compensation was paid to non-employee directors in the period ended December 10, 2012. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Pink Sheets, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to US-BLH BIO-ENGINEERING INT’L, INC., 699 Serramonte Blvd. Ste 212, Daly City, CA 94015 Attn: Chief Financial Officer

OPTIONS

There are no options granted.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of  December 10, 2012, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

GUOZHI WANG	Daly City, CA	35,500,000	64.5%
BING CAO	Daly City, CA	0	0%.
QINGWU GAO	Daly City, CA	0	0%
All Directors and Officers as a Group (3 persons)		35,500,000	64.5%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of common shares outstanding on December 10, 2012 (55,000,000) shares. The Company had 194 common shareholders as of  December 10, 2012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of US-BLH BIO-ENGINEERING INT’L, INC., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

Promoter

Integrated Creative Investment Consulting Group is a  promoter of the Company and ICIC provided bookkeeping and general administrative assistance to the Company.

Promoter Compensation

ICIC has not been paid anything for services provided to the registrant as of the date of this response and there is no agreement for any future recompensation.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at December 10, 2012
Title of Class	Authorized	Outstanding

Common stock, no par value per share	250,000,000	55,000,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. The selling shareholders in this offering are underwriters.

US-LBJ HUSBANDRY INDUSTRY INT’L, INC.

Name	Address	Shares	Purchase Date	Cost Basis	Percent before Offering	Percent after Offering
						0
Jisheng Gao	11 Zu 1 Wei Zhiguo Street Shuangcheng Town Shuangcheng City, H.L.J, China	1,500,000	1/2/11	0.0015	2.7	0
Rongli Zhang	3 Zu 1 Wei Zhiguo Street Shuangcheng Town Shuangcheng City, H.L.J, China	1,500,000	1/2/11	0.0015	2.7	0
Rongbiao Zhang	3 Zu 5 Wei Zhiguo Street Shuangcheng Town Shuangcheng City, H.L.J, China	1,496,000	1/2/11	0.0015	2.7	0
Xiuli Sun	10 Zu 2 Wei Tuanjie Street Shuangcheng Town Shuangcheng City, H.L.J, China	1,000	1/2/11	0.0015	>1	0
Longjiang Wang	8 Wei Yumin Village Tongxin Town Shuangcheng City, H.L.J, China	1,000	1/2/11	0.0015	>1	0
Shufen Li	102 Shi 4 Men 64-6 Hao Longfeng Road Longfeng District Daqing City, H.L.J, China	1,000	1/2/11	0.0015	>1	0
Liwei Wu	1 Hao 4 Lou 4 Danyuan 2213 Hao Kangan Road Daoli District Harbin City, H.L.J, China	1,000	1/2/11	0.0015	>1	0
Yuxia Li	1701 Shi 1 Danyuan Fu No.9 No.508 Xinyang Road Daoli District, Harbin, H.L.J, China	1,050,000	1/3/11	0.0015	1.9	0
Han Liu	#2, 5 Lou 6 Danyuan No. 239 Daxin Street Daowai District, Harbin, H.L.J, China	1,000,000	1/3/11	0.0015	1.9	0
Weili Wang	703 Shi 4 Danyuan B Dong Xinhengxiandaicheng Jiayuan Nanzhi Road Nangang District, Harbin, H.L.J, China	1,000,000	1/3/11	0.0015	1.9	0
Kai Zhao	252 No. 26 Heyang Street Daoli District, Harbin , H.L.J , China	1,000,000	1/3/11	0.0015	1.9	0
Pik Kin Li	Room 8, 19/F, Block P, Sunshine City, Ma On Shan, N.T., Hong Kong	2,120,000	1/5/11	0.0015	3.8	0
Lai Lai Wong	1/F, No. 50, Shumlong Chuen, Clearwater Bay Road, Kowloon, Hong Kong	160,000	1/5/11	0.0015	>1	0
Ching Yee Hung	Room 1610, Block F, Ching Wah Court, Tsing Yi, Hong Kong	80,000	1/5/11	0.0015	>1	0
Man Kin Li	Flat A1, 3/F, Faber Garden, 6 Marconi Road, Kowloon, Hong Kong	120,000	1/5/11	0.0015	>1	0
Peng Chan	Room 627, Bean Goose House, Sha Kok Estate, Shatin, N.T., Hong Kong	160,000	1/5/11	0.0015	>1	0
Ling Sheung Elina Lam	3301 Wah Lai House, Wah Kwai Estate, Hong Kong	120,000	1/5/11	0.0015	>1	0
Chun Bong Wong	Room 401, Building 2, No. 11, Jishanfang Lane, Shangcheng District, Hangzhou City, Zhejiang Province, China	40,000	1/5/11	0.0015	>1	0
Sin Yee Wong	1/F, 50 Sam Long Village, Tseng Lan Shue, Sai Kung, Hong Kong	40,000	1/5/11	0.0015	>1	0
Vivian Wu	352 San Diego Ave, Daly City, CA 94014	20,000	1/6/11	0.0015	>1	0
Hsiang Hua Chou	352 San Diego Ave, Daly City, CA 94014	40,000	1/6/11	0.0015	>1	0
Polly Ying Chen-Hu	144 Orizaba Ave, San Francisco, CA 94132	8,000	2/20/11	0.0015	>1	0
Mary Lee/Lydia Lee	1855 30th Ave. San Francisco, CA 94122	10,000	3/2/11	0.0015	>1	0
Connie Chan / Sun Keng Chan	15 Sonoma St. Apt 3, San Francisco, CA 94133	16,000	4/8/11	0.0015	>1	0
Wendy P. Lau / Tony T. Lau	2278 Shannon Dr. , S. San Francisco , CA 94080	41,000	2/26/11	0.0015	>1	0
Gao Chun Sheng	35 Zishandajie,#1107, Haizhu District, Guangzhou, China	90,000	4/8/11	0.0015	>1	0
Tang Yin	12 Ji Chang Road, #505, Building 90, Guangzhou, China	193,000	4/2/11	0.0015	>1	0
Zeng Suxin	6 Li Shui Fang, #205, Yue Xou Nan, Guang Zhou, China	180,000	4/10/11	0.0015	>1	0
Hong Kong Million World Limited**	Room 907, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Hong Kong	1,500,000	2/26/11	0.0015	2.7	0
May Lang Chan	95 Eastridge Circle, Pacifica, CA94404	120,000	2/10/11	0.0015	>1	0
Bi Xia Chen	890 Chadbourne Ave. Millbrae CA 94030	54,000	2/12/11	0.0015	>1	0
Frances Chow	135 Tingley St, San Francisco, CA 94112	5,000	2/12/11	0.0015	>1	0
Harriet Chen	890 Chadbourne Ave. , Millbrae , CA 94030	12,000	2/12/11	0.0015	>1	0
Rebecca Chen	135 Ashton Ave, Millbrae, CA 94030	4,000	2/12/11	0.0015	>1	0
Phillip Y Cheung	8 Morningside Dr. San Francisco, CA 94132	5,000	2/12/11	0.0015	>1	0
Eva Chan	699 Serramonte Blvd. #222 , Daly City , CA 94015	5,000	3/8/11	0.0015	>1	0
BECKY WONG	699 Serramonte Blvd. #219 , Daly City , CA 94015	80,000	3/8/11	0.0015	>1	0
Angela Li / Kwan Dong	699 Serramonte Blvd. #222 , Daly City , CA 94015	40,000	3/8/11	0.0015	>1	0
Sylvia Wong	699 Serramonte Blvd. #219 , Daly City , CA 94015	80,000	3/8/11	0.0015	>1	0
YING ZHANG ZENG	2568 San Jose Ave , San Francisco , CA 94112	80,000	3/8/11	0.0015	>1	0
Hsuan-Lim Chang / Dah-Chien Yeh	668 Pilgrim Dr, Foster City, CA, 94404	30,000	1/7/11	0.0015	>1	0
Jay T Yeh	1231 Swordfish St, Foster City, CA, 94404	10,000	1/8/11	0.0015	>1	0
Robert Boyen Yeh	1231 Swordfish St, Foster City, CA, 94404	5,000	1/8/11	0.0015	>1	0
Stephen B Yeh	1231 Swordfish St, Foster City, CA, 94404	5,000	1/8/11	0.0015	>1	0
Li Ping Chen	12755 Arroyo De Arguello, Saratoga, CA 95070	4,000	1/18/11	0.0015	>1	0

US-LBJ HUSBANDRY INDUSTRY INT’L, INC.

Name	Address	Shares	Purchase Date	Cost Basis	Percent before Offering	Percent after Offering
Kuang Hua Hsieh	437 Hunter Ave., State College, PA 16801	30,000	1/18/11	0.0015	>1	0
Feng Cheng	437 Hunter Ave., State College, PA 16801	60,000	1/18/11	0.0015	>1	0
Jennifer Chiang	12155 Oak Hollow Way, Johns Creek, GA 30005	4,000	1/18/11	0.0015	>1	0
An Ouyang	6809 Chiala Lane, San Jose, CA 95129	4,000	1/18/11	0.0015	>1	0
Hsuan-Yuan Hsiao	4172 Voltaire St. San Jose, CA 95148	2,000	1/18/11	0.0015	>1	0
John Castelloe	5800 Bradford Pear Court, Raleigh, NC 27606-1379	4,000	1/18/11	0.0015	>1	0
Billie Hsia	19038 Brookhaven Dr. Saratoga, CA 95070	2,000	1/18/11	0.0015	>1	0
Harvey Horrocks	6809 Chiaca Lane, San Jose, CA 95129	5,000	1/18/11	0.0015	>1	0
Meng Fen Huang	20488 Chalet Ln. Saratoga, CA 95070	4,000	1/18/11	0.0015	>1	0
Thomas N Lucius	26632 Luvena Dr. Hayward, CA 94544	2,000	1/18/11	0.0015	>1	0
Mai Pham Nguyen	369 N. Hibiscus Dr. Miami, FL 33139	4,000	1/18/11	0.0015	>1	0
Tziheng Tung	6456 Edgemoor Way, San Jose, CA 95129	8,000	1/18/11	0.0015	>1	0
Angela Mei-Jung Wang	6809 Chiaca Lane, San Jose, CA 95129	15,000	1/18/11	0.0015	>1	0
Ming Feng Ko	13641 Paseo del Roble Dr. Los Altos Hills, CA 94022	8,000	1/18/11	0.0015	>1	0
Dong Family Trust	218 Cerro Drive, Daly City, CA 94015	320,000	2/10/11	0.0015	>1	0
KUEN KEE LEUNG	33 Whittier St , San Francisco , CA 94112	11,000	2/16/11	0.0015	>1	0
Jenny Jan	620 Sonia Way , Mountain View , CA 94040	60,000	2/16/11	0.0015	>1	0
Monica Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015	>1	0
Wendy Li Ng	6 Miriam St , Daly City , CA 94014	46,000	2/16/11	0.0015	>1	0
Kwan Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015	>1	0
JINPING JAN	620 Sonia Way , Mountain View , CA 94040	80,000	2/16/11	0.0015	>1	0
Rena Y. Jan	620 Sonia Way Mountain View, CA 94040	20,000	2/16/11	0.0015	>1	0
Michael K Wong	32684 Mirabella Dr. Union City, CA 94587	100,000	2/16/11	0.0015	>1	0
Rachel Malucci	221 Brosnan Ct. , S. San Francisco , CA 94080	6,000	2/20/11	0.0015	>1	0
Cindy S. Shi	20065 Stevens Creek Blvd. #b-1c , Cupertino , CA 95014	5,000	2/20/11	0.0015	>1	0
Michelle W. Lau	2025 Medallion Dr. , Union City , CA 94587	5,000	2/20/11	0.0015	>1	0
Paul Geeponk Yeong	578 Leland Ave , San Francisco , CA 94134	20,000	2/20/11	0.0015	>1	0
Anna Lay	10903 Carberry Hill St , Las Vegas , NV 89141	8,000	2/20/11	0.0015	>1	0
JENNY J WEN	32676 Mirabella Dr. , Union City, CA 94587	5,000	2/20/11	0.0015	>1	0
Winnie Yuk Ying Ho	383 Enda Ln , Pacifica CA 94044	5,000	2/20/11	0.0015	>1	0
HENRY CO	3937 Haussman Ct. , S. San Francisco , CA 94080	5,000	2/20/11	0.0015	>1	0
Alice Gee	252 Crown Cir. , S. San Francisco , CA 94080	5,000	2/20/11	0.0015	>1	0
BIXIA LIANG	67 Fresno St #4 , San Francisco , CA 94133	5,000	2/20/11	0.0015	>1	0
Shao Lian Li	624 Bacon St , San Francisco , CA 94134	5,000	2/20/11	0.0015	>1	0
Anita Leung	1020 Stockton #410, San Francisco, CA 94108	8,000	2/20/11	0.0015	>1	0
RAYMOND KA KEUNG CHAN	268 Orizaba Ave , San Francisco , CA 94132	5,000	2/20/11	0.0015	>1	0
Guo Xiong Xu	10 Hillcrest Blvd. , Millbrae , CA 94030	5,000	2/20/11	0.0015	>1	0
Jane Tang	578 Leland Ave , San Francisco , CA 94134	5,000	2/20/11	0.0015	>1	0
PATTY LI YIP	114 Camaritas Ave , San Francisco, CA 94080	11,000	2/21/11	0.0015	>1	0
Juanhua Liang	749 Naples St. San Francisco, CA94112	10,000	2/21/11	0.0015	>1	0
Nina Reimer	2261 Market Street, #54, San Francisco, CA 94114	20,000	2/22/11	0.0015	>1	0
Kin Man Lee / Yue Jin Lee	1567 Innes Ave , San Francisco , CA 94124	21,000	2/22/11	0.0015	>1	0
Angela Co	2359 30th Ave., San Francisco, CA 94016	2,000	2/22/11	0.0015	>1	0
Louie Lee / Wendy Ng Lee	1571 Innes Ave , San Francisco , CA 94124	21,000	2/22/11	0.0015	>1	0
King Mun Tom & Sao Lin Tom Revocable Living Trust	861 Hawthorne Way, Millbrae, CA 94030	20,000	2/22/11	0.0015	>1	0
Xiao Min Li	2323 9th Ave, Oakland, CA 94606	20,000	2/22/11	0.0015	>1	0
Ya Zhen Kuang	2448 23rd Ave, San Francisco CA 94116	26,000	2/22/11	0.0015	>1	0
Amy Wong	937 Central Ave , Livermore CA 94551	20,000	2/22/11	0.0015	>1	0
Pei Ling Tan	2133 Judah St. San Francisco, CA 94122	20,000	2/22/11	0.0015	>1	0
Jennifer SH Kuei	674 N. Mayfair Ave , Daly City , CA 94015	21,000	2/23/11	0.0015	>1	0
Weber Wenyen Lin	222 Cerro Drive, Daly City, CA 94015	41,000	2/26/11	0.0015	>1	0
Billy Hoang / Monica Dong	10903 Carberry Hill St , Las Vegas , NV 89141	41,000	2/26/11	0.0015	>1	0
Marie Nieh Wong	2211 20th Ave , San Francisco , CA 94116	41,000	2/26/11	0.0015	>1	0
Jim C. Feng	869 Brookside Ln , Millbrae CA 94030	41,000	2/26/11	0.0015	>1	0
Tommy Yi Ning Mei	335 Anita Dr. , Millbrea CA 94030	41,000	2/26/11	0.0015	>1	0

US-LBJ HUSBANDRY INDUSTRY INT’L, INC.

Name	Address	Shares	Purchase Date	Cost Basis	Percent before Offering	Percent after Offering
Jeffrey Lee	2200 Gellert Blvd. #6302 , S. San Francisco , CA 94080	41,000	2/26/11	0.0015	>1	0
Doris J. Leung	6229 Baywood Dr. El Sobrante CA 94803	40,000	2/26/11	0.0015	>1	0
Zan Mei Yang	1167 Palou Dr. , Pacifica , CA 94044	41,000	2/26/11	0.0015	>1	0
Jia Wei Liang	420 Berry St. #338 , San Francisco , CA 94158	46,000	2/26/11	0.0015	>1	0
Elbert Chan	699 Serramonte Blvd. #222 , Daly City , CA 94015	41,000	2/26/11	0.0015	>1	0
Teresa Zhu	14317 Locust St, San Leandro, CA 94579	40,000	2/26/11	0.0015	>1	0
Salvador Plascencia	8440 Orchard Ridge Ave, NV 89129	4,000	2/26/11	0.0015	>1	0
Chang Ping Chen	33 Pueblo St. San Francisco, CA 94134	100,000	2/26/11	0.0015	>1	0
Sui Zhi Duan	85 Windsor Dr. Daly City, CA 94015	4,000	2/28/11	0.0015	>1	0
Jian Qiang Lin	4901 Flox Way, Elk Grove, CA 95758	9,000	2/28/11	0.0015	>1	0
Yuk Wah Lau	699 Serramonte Blvd. #222 , Daly City , CA 94015	9,000	2/28/11	0.0015	>1	0
Yu Ling Han	582 London St. San Francisco, CA 94112	9,000	2/28/11	0.0015	>1	0
Mei Chan Zhang	449 Paul Ave. San Francisco, CA 94124	5,000	3/2/11	0.0015	>1	0
Ronald Hui	940 Helen Dr. Millbrae, CA. 94030	40,000	3/2/11	0.0015	>1	0
George lee	1855 30th Ave. San Francisco, CA 94122	10,000	3/2/11	0.0015	>1	0
Kristine Xie	354 Orizaba Ave. San Francisco, CA 94132	20,000	3/2/11	0.0015	>1	0
Aileen Tran /Julie Liang	1570 22nd Ave. San Francisco, CA 94122	5,000	3/2/11	0.0015	>1	0
Jessica Hong	575 N. 18th St. San Jose, CA 95112	10,000	3/2/11	0.0015	>1	0
Yuo Chang Huang	150 Berry St. Apt# 317. San Francisco, CA 94107	5,000	3/2/11	0.0015	>1	0
Cynthia Tran	1570 22nd Ave. San Francisco, CA 94122	5,000	3/2/11	0.0015	>1	0
Yi Xian Huang	842 Washington St. #201, San Francisc, CA 94108	11,000	3/5/11	0.0015	>1	0
Jenny Oi Har Ng Lee	1690 23rd Ave. San Francisco, CA 94122	41,000	3/5/11	0.0015	>1	0
Edmond Yick Ma	3933 Ortega St. San Francisco, CA. 94122	41,000	3/5/11	0.0015	>1	0
Lily Y. Tam	1926 44th Ave. San Francisco CA. 94116	41,000	3/5/11	0.0015	>1	0
Sua Far Lee	1855 30th Ave. San Francisco, CA 94122	41,000	3/5/11	0.0015	>1	0
Fook Tai Tam	1602 Abington Valley Ave. Las Vegas, NV 89123	41,000	3/5/11	0.0015	>1	0
Jun Li Yang	3 El Capitan Ct., Alameda, CA 94501	11,000	3/5/11	0.0015	>1	0
Jeannie C.L. Cheng	2538 43rd Ave. San Francisco, CA 94116	41,000	3/5/11	0.0015	>1	0
Chiu Tai Lau Ng	2866 MacArthur Blvd. Oakland, CA 94602	21,000	3/5/11	0.0015	>1	0
Jason E Xie	354 Orizaba Ave. San Francisco, CA 94132	102,000	3/5/11	0.0015	>1	0
Sammy C. Tam	1926 44th Ave. San Francisco CA. 94116	41,000	3/5/11	0.0015	>1	0
Jing Wu Hong	575 N. 18th St. San Jose, CA 95112	21,000	3/5/11	0.0015	>1	0
Jenny Ching	2338 Geary Blvd. San Francisco, CA 94115	11,000	3/5/11	0.0015	>1	0
Ching Sum Wong	155 W Chanslor Ave. Richmond, CA 94801	5,000	3/5/11	0.0015	>1	0
See Chow Lee	1855 30th Ave. San Francisco, CA 94122	41,000	3/5/11	0.0015	>1	0
Chi Ich Tran	1570 22nd Ave. San Francisco, CA 94122	51,000	3/5/11	0.0015	>1	0
Pei Zhen Zhao	435 Head St. San Francisco, CA 94132	41,000	3/5/11	0.0015	>1	0
Rose Da You Liang	150 Berry St. Apt# 317. San Francisco, CA 94107	21,000	3/5/11	0.0015	>1	0
Mei Chan Zhang	449 Paul Ave. San Francisco, CA 94124	31,000	3/5/11	0.0015	>1	0
Hok Pui Cindy Szeto	4352 Deep Creek Rd. Fremont, CA 94555	21,000	3/5/11	0.0015	>1	0
Jadine Jiang	100 Westwood Dr. Novato, CA 94945	41,000	3/5/11	0.0015	>1	0
Zhuo Wen Jiang / Li Yi Zhou	293 Lowell St. San Francisco, CA 94112	11,000	3/5/11	0.0015	>1	0
Terry Jinsheng Wen	8100 Oceanview Ter. #103, San Francisco, CA 94132	21,000	3/5/11	0.0015	>1	0
Elaine Wai Ling Cheung	940 Helen Dr. Millbrae, CA. 94030	81,000	3/5/11	0.0015	>1	0
Xiao Juan Kuang	479 4th Ave. San Francisco, CA 94118	11,000	3/5/11	0.0015	>1	0
Lap Kien Tran	1733 Polk St. #4, San Francisco, CA 94109	11,000	3/5/11	0.0015	>1	0
Shirley Chan	131 Hearst Ave. San Francisco, CA 94131	21,000	3/5/11	0.0015	>1	0
Mee Mee Wu	1125 Ingerson Ave. San Francisco, CA 94124	41,000	3/5/11	0.0015	>1	0
Qina Zheng	25 Italy Ave. San Francisco, CA 94112	41,000	3/5/11	0.0015	>1	0
Christopher Dong / Monica Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015	>1	0
Alexander Dong / Monica Dong	218 Cerro Drive, Daly City, CA 94015	80,000	2/16/11	0.0015	>1	0
Xiao Hua Qin	1032 Gravesend neck Road 3rd fl. , Brooklyn , NY 11223	80,000	2/18/11	0.0015	>1	0
Chia Ji Nei / Amy Wong	680 Clay St. SF CA 94111	4,000	2/20/11	0.0015	>1	0
Trent Chuan Zhu / Xiao Qi Wu	362 Gellert Blvd. , Daly City , CA 94015	41,000	2/20/11	0.0015	>1	0
Diane Fay Jin	15026 Carmen Way, Patterson, CA 95363	30,000	2/20/11	0.0015	>1	0

US-LBJ HUSBANDRY INDUSTRY INT’L, INC.

Name	Address	Shares	Purchase Date	Cost Basis	Percent before Offering	Percent after Offering
Lu Yuan Li	19 Dartmouth St. SF CA 94134	26,000	2/20/11	0.0015	>1	0
Sandy Wong	32684 Mirabella Dr. Union City, CA 94587	41,000	2/20/11	0.0015	>1	0
Connie Chan	15 Sonoma St. Apt 3, San Francisco, CA 94133	6,000	2/20/11	0.0015	>1	0
Colin M Lee	1541 Marigold Dr. Patterson, CA 95363	11,000	2/20/11	0.0015	>1	0
Danny Dang	3819 Radburn Dr. , S. San Francisco , CA 94080	3,000	2/20/11	0.0015	>1	0
Jennifer SH Kuei	674 N. Mayfair Ave , Daly City , CA 94015	10,000	2/20/11	0.0015	>1	0
Kimberly Dang	3819 Radburn Dr. , S. San Francisco , CA 94080	17,000	2/20/11	0.0015	>1	0
ALLAN LAI	104 Escanyo Dr. , S. San Francisco , CA 94080	4,000	2/20/11	0.0015	>1	0
Shui Qing Yan	19 Dartmouth St. SF CA 94134	5,000	2/20/11	0.0015	>1	0
Jian Qiang Li	568 Wildwood Way , San Francisco , CA 94112	40,000	2/20/11	0.0015	>1	0
Jie Ying Ming	568 Wildwood Way , San Francisco , CA 94112	5,000	2/20/11	0.0015	>1	0
SHU HUI LIU	357 10th Ave. , San Francisco , CA 94118	5,000	2/20/11	0.0015	>1	0
Jie Li	10 Stoneybrook Ave, San Francisco, CA 94112	2,000	2/20/11	0.0015	>1	0
Shao Jin Chen	150 Berry St #425 , San Francisco , CA 94107	17,000	2/20/11	0.0015	>1	0
Wai Chi L. Yu	70 Parnell Ave., Daly City, CA94015	21,000	2/20/11	0.0015	>1	0
Su Xing Liao	15 Pinehaven Dr. Daly City, CA 94015	40,000	2/20/11	0.0015	>1	0
Sunny Qin	95 Eastridge Circle, Pacifica, CA94404	80,000	2/21/11	0.0015	>1	0
Mingyu Zhu	847 Beechwood Dr. , Daly City , CA 94015	28,000	2/22/11	0.0015	>1	0
Han Ngoc Huynh	220 Whitly Bay Ave , Las Vegas , CA 89148	9,000	2/26/11	0.0015	>1	0
Howard Wai Ning Ng	6 Miriam St , Daly City , CA 94014	60,000	2/26/11	0.0015	>1	0
Lu Yuan Li	19 Dartmouth St. SF CA 94134	28,000	2/26/11	0.0015	>1	0
Connie Chan	15 Sonoma St. Apt 3, San Francisco, CA 94133	60,000	2/26/11	0.0015	>1	0
Bing Ting Ren	2269 Chestnut St #867 , San Francisco , CA 94123	31,000	2/26/11	0.0015	>1	0
Jumana Dajani	1830 Sequoia Ave, #U, Burlingame, 94010	20,000	2/28/11	0.0015	>1	0
Harris Ha	761 Sequoia Ave, Millbrae, CA 94030	80,000	2/28/11	0.0015	>1	0
Eric Higa	6254 Joaguin Murieta Ave, #B, Newark, CA 94560	120,000	2/28/11	0.0015	>1	0
Wayne W. Leung	6229 Baywood Dr. El Sobrante CA 94803	11,000	2/28/11	0.0015	>1	0
Zhanteng Xiao	699 Serramonte Blvd. #222 , Daly City , CA 94015	1,000	2/28/11	0.0015	>1	0
Xiao Yan Liu	357 10th Ave. , San Francisco , CA 94118	16,000	2/20/11	0.0015	>1	0
Junfu Guo	xinshijie garden 1-5-401，Dongcheng district，Beijing, China	20,000	1/10/11	0.0015	>1	0
Tang Yin	12 Ji Chang Road, #505, Building 90, Guangzhou, China	60,000	2/18/11	0.0015	>1	0
Gao Chun Sheng	35 Zishandajie,#1107, Haizhu District, Guangzhou, China	60,000	2/9/11	0.0015	>1	0
Wang Li Xia	528 Longjin Middle Road,Longjin Building A,#1402, Guangzhou City, China	60,000	2/18/11	0.0015	>1	0
Sida Bai	9 Jie Fang Bei Roud, Xiao Cha Xiang, # 502 Guang Zhou, China	180,000	2/28/11	0.0015	>1	0
Wang Lichang	35 Zishandajie,#1107, Haizhu District, Guangzhou, China	180,000	2/18/11	0.0015	>1	0
Hanvic Far East Limited**	Room 907, Wing Tuck Commercial Centre, 177-183 Wing Lok Street, Hong Kong	900,000	2/9/11	0.0015	>1	0

** Yin Tang for Hong Kong Million World Limited and Chunsheng Gao for Hanvic Far East Limited have voting and dispositive power.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after December 10, 2012, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 55,000,000 shares of common stock outstanding on December 10, 2012.

PLAN OF DISTRIBUTION

By Selling Stockholders

We are registering shares of our common stock on behalf of the selling shareholders.  The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts.  We will not receive any proceeds from the sale of those shares.  We will pay all fees and expenses in connection with the registration of those shares.  Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $0.02 per share. Prior to those prices being quoted on the OTCPK, the selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTCPK concurrently with the filing of this registration statement. In order to be quoted on the OTCPK, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCPK, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $0.02 until the prices of our common stock are quoted on the OTCPK.

When prices for our common stock are quoted on the OTCPK, the shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of those shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales;

•

transactions involving cross or block trades on any securities or market where our common stock is trading;

•

through direct sales to purchasers or sales effected through agents;

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•

any combination of the foregoing;

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain an acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after the registration statement of which this prospectus is a part is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

Limitations Imposed By Regulation M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution.  In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.  We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

Financial Statements

a)

Audited financial statement to December 31, 2011 and 2010.

US-BLH Bio-Engineering International Inc.

(A Development Stage Company)

FINANCIAL STATEMENTS

For the Period from inception on August 6, 2010 to December 31, 2011

US-BLH Bio-Engineering International Inc.

Financial Statements

For the Period from inception on August 6, 2010 to December 31, 2011

CONTENTS

Page(s)
Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets as of December 31, 2011 and 2010	F-4

Statements of Operations for the year ended December 31, 2011, and the period ended December 31, 2010, and for the period from inception to December, 2011.	F-5

Statement of Changes in Stockholders' (Deficit) Equity from inception to December 31, 2011	F-6

Statements of Cash Flows for the year ended December 31, 2011, and the period ended December 31, 2010, and for the period from inception to December, 2011.	F-7

Notes to the Financial Statements	F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

US-BLH Bio-Engineering International Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of US-BLH Bio-Engineering International Inc. (the Company), as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year ended December 31, 2011, for the period from inception on August 6, 2010 to December 31, 2010, and for the period from the date of inception on August 6, 2010 to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011 and 2010, and the results of its operations and cash flows for the year ended December 31, 2011, the period from inception on August 6, 2010 to December 31, 2010, and the period from the date of inception on August 6, 2010 to December 31, 2011 were in conformity with U.S. generally accepted accounting principles.

As discussed in Note F to the financial statements, the Company erroneously classified the California Franchise Tax including penalties incurred in 2011, and it has been reclassified.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sam Kan & Company

Sam Kan & Company,

March 26, 2012

(October 30, 2012 for Note F with respect to the correction of an incorrect statement)

Alameda, California

US-BLH BIO-ENGINEERING Industry International Inc.

(A Development Stage Company)

Balance Sheets

	December 31,	December 31,
	2011	2010
ASSETS

Current assets
Cash	$18,346	$-
Total current assets	18,346	-

Total assets (all current)	$18,346	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
Advance from member	$-	$332
Accounts payable	950	-
Total liabilities (all current)	950	332

Stockholders' (deficit) equity
Common Stock: No par value, 250,000,000 shares authorized, 55,000,000 and 0 shares issued and outstanding as of December 31, 2011 and December 31, 2010.	82,500	-
Accumulated deficit	(65,104)	(332)
Total stockholders' (deficit) equity	17,396	(332)

Total liabilities and stockholders' (deficit) equity	$18,346	$-

See accompanying notes to financial statements

US-BLH BIO-ENGINEERING Industry International Inc.

(A development Stage Company)

Statement of operations

US-BLH Bio-Engineering International Inc.
(A development Stage Company)
Statement of operations

			From Inception on August 6, 2010 Through December 31, 2011
	Year Ended December 31, 2011	Period Ended December 31, 2010

Revenue	$-	$-	$-

Operating expenses
General and administrative	63,822	332	64,154
Total expenses	63,822	332	64,154

Loss from operating expenses	(63,822)	(332)	(64,154)

Other income (expenses)
Interest expenses	(50)	-	(50)
Income before income taxes	(63,872)	(332)	(64,204)

Provision for income taxes	(900)	-	(900)

Net loss	$(64,772)	$(332)	$(65,104)

Basic and diluted loss per common share	$(0.00)	$-

Weighted average shares outstanding	53,782,805	-

See accompanying notes to financial statements

See accompanying notes to financial statements

US-BLH BIO-ENGINEERING Industry International Inc.

(A development Stage Company)

Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, Inception on August 6, 2010	-	$-	$-	$-

Net Loss, Period ended December 31, 2010	-	-	(332)	(332)
Balance, December 31, 2010	-	-	(332)	(332)

Common stock issued for cash	55,000,000	82,500	-	82,500
Net Loss, Year ended December 31, 2011	-	-	(64,772)	(64,772)
Balance, December 31, 2011	55,000,000	$82,500	$(65,104)	$17,396

See accompanying notes to financial statements

US-BLH BIO-ENGINEERING Industry International Inc.

(A development Stage Company)

Statements of Cash Flows

	Year Ended December 31,	Period Ended December 31,	From Inception on August 6, 2010 Through December 31, 2011
	2011	2010
Cash flows from operating activities
Net loss	$(64,772)	$(332)	$(65,104)
Adjustments to reconcile net income to net cash used by operating activities:
Advance from members	(332)	332	-
Accounts payable	950	-	950
Net cash used in operating activities	(64,154)	-	(64,154)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from sale of stock	82,500	-	82,500
Net cash provided by financing activities	82,500	-	82,500

Net change in cash	18,346	-	18,346

Cash at beginning of period	-	-	-

Cash at end of period	$18,346	$-	$18,346

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

US-BLH BIO-ENGINEERING INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from August 6, 2010 to December 31, 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of US-BLH BIO-ENGINEERING INTERNATIONAL, INC. (A Development Stage Company) (the Company) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of California on August 6, 2010. The Company is a development stage company and it is a medicinal equipment exporter.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

US-BLH BIO-ENGINEERING INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from August 6, 2010 to December 31, 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The Company’s valuation techniques used to measure the fair value of money market funds and certain marketable equity securities were derived from quoted prices in active markets for identical assets or liabilities. The valuation techniques used to measure the fair value of all other financial instruments, all of which have counterparties with high credit ratings, were valued based on quoted market prices or model driven valuations using significant inputs derived from or corroborated by observable market data.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Advertising

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no such cost incurred for the year ended December 31, 2011 and the period ended December 31, 2010.

US-BLH BIO-ENGINEERING INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from August 6, 2010 to December 31, 2011

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Capital Stock

The Company has authorized two hundred and fifty million (250,000,000) shares of common stock with no par value. Currently, there were fifty-five million (55,000,000) shares of common stock issued and outstanding as of December 31, 2011.

Income Taxes

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In April 2010, the FASB codified the consensus reached in Emerging Issues Task Force Issue No. 08-09, “Milestone Method of Revenue Recognition.” FASB ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research and development transactions. FASB ASU No. 2010-17 is effective for fiscal years beginning on or after June 15, 2010, and is effective on a prospective basis for milestones achieved after the adoption date. The Company does not expect this ASU will have a material impact on its financial position or results of operations when it adopts this update on October 1, 2010.

In May 2010, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2010. Accordingly, the Company adopted the provisions of FASB ASC Topic 855.

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

US-BLH BIO-ENGINEERING INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from August 6, 2010 to December 31, 2011

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the Business paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

NOTE C – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.  When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 2011 applicable under FASB ASC 740.  We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.   All tax returns for the Company remain open.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	35%
Effect on operating losses	(35%)
-

US-BLH BIO-ENGINEERING INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from August 6, 2010 to December 31, 2011

NOTE C – INCOME TAXES(CONTINUED)

Changes in the net deferred tax assets consist of the following:

	2010	2011	Since Inception
Net operating loss carry forward	$332	$65,104	$65,436
Valuation allowance	(332)	(65,104)	(65,436)
Net deferred tax asset	$-	$-	$-

A reconciliation of income taxes computed at the statutory rate is as follows:

	2010	2011	Since Inception
Tax at statutory rate (35%)	$116	$22,786	$22,902
Increase in valuation allowance	(116)	(22,786)	(22,902)
Net deferred tax asset	$-	$-	$-

The net federal operating loss carry forward will expire in 2026.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE D – COMMON STOCK

During 2011, 55,000,000 shares of common stock were issued to various shareholders at $.0015 per share for the total amount of $82,500. The company’s president, Guozhi Wang owns 64.5% of total shares, and the president is the only related party with 5% or more interests. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets.

NOTE E: JOINT VENTURE FOR POTENTIAL PROJECTS

The Company entered a joint venture agreement with an unrelated foreign company on March 2, 2012. The agreement confirms their mutual intent to identify and work for certain projects together in the next 20 years. The joint venture will be officially started once the Company has raised enough capital and lucrative business opportunity is identified.  In according with ASC810-10-15-14, “Variable Interest Entity” or VIE, in order to qualify as a VIE, the entity should have one or more than one party meets the economic criterion of a primary beneficiary, but only one party will have power.  A reporting entity does not have to exercise its power to have power. Rather, the focus is on who has the ability to direct the activities that most significantly impact the economic if so that entity needs to perform the consolidation.  As stated above, the Company entered a JV agreement with the other party; however, the agreement has not been started as of the filing date because there is not enough capital being raised and the business has not been identified yet.  If the agreement started, the Company will consider which party has the power and has the ability to direct the activities that most significantly impact the economic and the Company will consider who needs to be performed the consolidation on its book.

NOTE F – CORRECTION OF ERROR FINANCIAL STATEMENTS

The financial statements for December 31, 2011 have been restated as further outlined below:

	As reported			Restatement adjustment		As restated
Statement of Operations:

General and administrative	64,722	a	)	(900)		63,822

Interest expense	(50)				-	(50)

Provision for income taxes	-	a	)	(900)		(900)

Net Loss	(64,772)			-		(64,772)

Basic and diluted net loss per common share	$(0.00)			$-		$(0.00)

Management has misclassified the California Franchise Tax of $900 including penalties that incurred during 2011.

a)	The Company erroneously classified the California Franchise Tax of $900 including penalties in 2011, and reclassified the amount under provision for income taxes as shown in the table above.

NOTE G – SUBSEQUENT EVENT

The Company evaluated all events or transactions that occurred after December 31, 2011 through the date of this filing.

The Company has filed the amendment of Article of Incorporation, effective at February 27, 2012. According to the amendment, the name of the corporation was changed from US-BLH Grain Industry International, Inc. to US-BLH Bio-Engineering International, Inc. In addition, on February 1, 2012, the Company replaced the President, Secretary and Treasurer.  Guozhi Wang, Qingwu Gao and Bing Cao were appointed as new President, Secretary and Treasurer, respectively.

b) Unaudited Financial Statements as of June 30, 2012

US-BLH BIO-ENGINEERING INT’L, INC.

(A Development Stage Company)

UNAUDITED FINANCIAL STATEMENTS

September 30, 2012 and 2011

Balance Sheets as of September 30, 2012 and December 31, 2011	F-15
Statement of Operations for the Three and Nine Months Ended September 30, 2012 and 2011 and the Period of August 6, 2010 (Inception) to September30, 2012	F-16
Statement of Cash Flows for the Nine Months Ended September 30, 2012 and 2011 and the Period of August 6, 2010 (Inception) to September 30, 2012	F-17
Notes to Unaudited Financial Statements	F-18

US-BLH BIO-ENGINEERING INT'L, INC.
(A Development Stage Company)
Balance Sheets

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash	$1,595	$18,346
Total current assets	1,595	18,346

Total assets	$1,595	$18,346

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$1,650	$950
Related party payable	1,343	-
Total current liabilities	2,993	950

Stockholders' equity (deficit)
Common stock, no par value; 250,000,000 shares authorized; 55,000,000 issued and outstanding	82,500	82,500
Accumulated deficit	(83,898)	(65,104)
Total stockholders' equity (deficit)	(1,398)	17,396

Total liabilities and stockholders' equity (deficit)	$1,595	$18,346

See accompanying notes to unaudited financial statements.

US-BLH BIO-ENGINEERING INT'L, INC.
(A Development Stage Company)
Statements of Operations (Unaudited)
					Period from August 6, 2010 (Inception) to
	Three months ended September 30,		Nine months ended September 30,		September 30, 2012
	2012	2011	2012	2011
Revenue	$-	$-	$-	$-	$-

Operating expenses
General and administrative	2,929	-	18,794	-	83,848
Total operating expenses	2,929	-	18,794	-	83,848

Loss from operations	(2,929)	-	(18,794)	-	(83,848)

Other expense
Interest expense	-	-	-	-	50
Total other expense	-	-	-	-	50

Net loss	$(2,929)	$-	$(18,794)	$-	$(83,898)

Basic and diluted loss per common share	$(0.00)	$-	$(0.00)	$-

Weighted average shares outstanding	55,000,000	55,000,000	55,000,000	54,395,604

See accompanying notes to unaudited financial statements.

US-BLH BIO-ENGINEERING INT'L, INC.
(A Development Stage Company)
Statements of Cash Flows (Unaudited)
			Period from August 6, 2010 (Inception) to
	Nine months ended September 30,		September 30, 2012
	2012	2011
Cash flows from operating activities
Net loss	$(18,794)	$-	$(83,898)
Changes in operating liabilities:
Accounts payable	700	-	1,650
Net cash used in operating activities	(18,094)	-	(82,248)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from related party payable	1,343	-	1,675
Repayment of related party payable	-	(332)	(332)
Proceeds from sale of stock	-	82,500	82,500
Net cash provided by financing activities	1,343	82,168	83,843

Net change in cash	(16,751)	82,168	1,595
Cash at beginning of period	18,346	-
Cash at end of period	$1,595	$82,168	$1,595

Supplemental cash flow information
Cash paid for interest	$-	$-	$50
Cash paid for income taxes	$-	$-	$-

See accompanying notes to unaudited financial statements.

US-BLH BIO-ENGINEERING INT’L, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

September 30, 2012 and 2011

NOTE 1 – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows September 30, 2012 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2011 audited financial statements.  The results of operations for the periods ended September 30, 2012 are not necessarily indicative of the operating results for the full year.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

NOTE 3 –RELATED PARTY PAYABLE

During the nine months ended September 30, 2012, the Company received advances from a major shareholder totaling $1,343 ($0 in the nine months ended September 30, 2011) to fund operations. Due to the nature of the relationship, these advances have been classified as a related party loan. The loan is non-interest bearing, due on demand and as such is included in current liabilities. Imputed interest has been considered by was determined to be immaterial to the financial statements. There was $1,343 and $0 due to related parties at September 30, 2012 and December 31, 2011.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this filing and determined there are no events to disclose.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to Section 317 of the California Corporations Code, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq.

EXPERTS

The consolidated financial statements included in this prospectus audited and prepared by Sam Kan & Company an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in US-BLH BIO-ENGINEERING INT’L, INC.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

Dealer Prospectus Delivery Obligation

Until ___________ , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$45
Legal Fees and Expenses*	10,000
Accounting Fees*	10,000
Miscellaneous*	200
Total	$20,245

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Pursuant to our bylaws, the liability of our officers and directors for monetary damage shall be eliminated to the fullest extent permissible pursuant to California law.

Pursuant to Section 317 of the California Corporations Code, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order.

Item 15. Recent Sales of Unregistered Securities

During 2011, 55,000,000 shares of common stock were issued to various shareholders at $.0015 per share for the total amount of $82,500. The company’s president, Guozhi Wang, owns 64.5% of total shares, and the president is the only related party with 5% or more interests. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no material assets. All shares were sold under Regulation D or Regulation S, involved no solicitation and all investors were in possession of all material information regarding the Company.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of US-BLH BIO-ENGINEERING INT’L, INC. dated AUGUST 6, 2010
3.2	Bylaws dated AUGUST 6, 2010
3.3	Amended Bylaws dated September 17, 2012
5.1	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of Sam Kan & Company
23.2	Consent of Harold P. Gewerter, Esq. (included in Exhibit 5.1 herein).
24.1	Power of Attorney (included on signature page)
99.1	Selling Shareholder List
99.2	Sino-US Enterprises Joint-Venture Cooperation Project Contract--Translation
99.2	Sino-US Enterprises Joint-Venture Cooperation Project Contract-Chinese

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Item 17. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4). Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

ii

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

iii.

The portion of any free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant,

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Daly, CA on December 13, 2012.

US-BLH BIO-ENGINEERING INT’L, INC.

By: /s/ GUOZHI WANG
GUOZHI WANG, President, CEO
Chairman of the Board, Principal Executive Officer

By: /s/ BING CAO
BING CAO, CFO, CAO, Treasurer, Dir.

By: /s/ QINGWU GAO
QINGWU GAO, Secretary, Dir.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on December 13, 2012.

US-BLH BIO-ENGINEERING INT’L, INC.

By: /s/ GUOZHI WANG
GUOZHI WANG, President, CEO
Chairman of the Board, Principal Executive Officer

By: /s/ BING CAO
BING CAO, CFO, CAO, Treasurer, Dir.

By: /s/ QINGWU GAO
QINGWU GAO, Secretary, Dir.

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